                              SCHEDULE 14C INFORMATION

                  INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary Information Statement  [ ] Confidential, for Use of the
[X]  Definitive Information Statement      Commission Only (as permitted by
                                           Rule 14c-5(d)(2))



                            EN POINTE TECHNOLOGIES, INC.
               ------------------------------------------------------
                   (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------
          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          ----------------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------
          (3)  Filing Party:
          ----------------------------------------------------------------------
          (4)  Date Filed:
          ----------------------------------------------------------------------

                            EN POINTE TECHNOLOGIES, INC.
                     100 NORTH SEPULVEDA BOULEVARD, 19TH FLOOR
                            EL SEGUNDO, CALIFORNIA 90245

                NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of En Pointe Technologies, Inc.:

     The Board of Directors of En Pointe Technologies , Inc. (the "Company") has taken action to amend the Company's 1996 Stock Incentive Plan (the "1996 Stock Plan"). The 1996 Stock Plan is more fully described in the attached Information Statement.

     A total of five stockholders holding an aggregate of approximately 52% of the issued and outstanding shares of the Company's Common Stock, $.001 par value (the "Common Stock"), have also approved in writing the amendment to the 1996 Stock Plan. The adoption and approval by the stockholders of the Company shall not become effective until September 30, 1998, which date is at least twenty
(20) days after the mailing of the enclosed Information Statement.

     Your consent to the amendment to the 1996 Stock Plan is not required and is not being solicited in connection with this action. This Information Statement will serve as notice pursuant to Section 228 of the Delaware General Corporation Law and pursuant to the Securities Exchange Act of 1934 (the "1934 Act") of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the addition of 300,000 authorized shares to the 1996 Stock Plan.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                   By Order of the Board of Directors

                                   Naureen Din
                                   Secretary

El Segundo, California
September 10, 1998

                            EN POINTE TECHNOLOGIES, INC.
                     100 NORTH SEPULVEDA BOULEVARD, 19TH FLOOR
                            EL SEGUNDO, CALIFORNIA 90245

                   INFORMATION STATEMENT RELATING TO THE APPROVAL
                  OF AN AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                  SEND US A PROXY

           THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT
                               IS SEPTEMBER 10, 1998

     This Information Statement is being furnished by En Pointe Technologies, Inc., a Delaware corporation (the "Company" or "En Pointe"), to the holders of the Company's Common Stock, $.001 par value (the "Common Stock"), in connection with the approval and adoption of an amendment to the Company's 1996 Stock Incentive Plan (the "1996 Stock Plan"). The amendment is to increase the number of shares subject to the 1996 Stock Plan from 960,000 to 1,260,000 (the "Amendment").

     The Board of Directors of the Company has taken action to approve and adopt the Amendment to the 1996 Stock Plan, which requires the approval by the affirmative vote of a majority of the outstanding shares of the Common Stock for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (which imposes a $1 million compensation deduction limitation) and
Section 422 of the Code (which provides for the grant of "incentive" stock options by a company). A total of five stockholders holding approximately 52% of the issued and outstanding shares of the Company's Common Stock consented in writing to the approval and adoption of the Amendment to the 1996 Stock Plan.

     Accordingly, all corporate actions necessary to approve and adopt the Amendment to the 1996 Stock Plan have already been taken. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), the approval and adoption of the Amendment to the 1996 Stock Plan by the stockholders of the Company will not become effective until September 30, 1998, which date is at least twenty (20) days after the Company has mailed this Information Statement to the stockholders of the Company.

     The Company has asked brokers and other custodians as well as fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

     THE AMENDMENT TO THE 1996 STOCK PLAN HAS BEEN APPROVED AND ADOPTED BY STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The executive offices of the Company are located at 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245. All holders of the Common Stock of record at the close of business on September 2, 1998 will receive this Information Statement.

                                 VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 2, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to vote with respect to stockholder authorization of the Amendment to the 1996 Stock Plan. As of the Record Date, the Company had 5,899,407 shares of Common Stock outstanding. The consent of the holders of a majority of the outstanding shares of Common Stock was necessary to approve and adopt the Amendment to the 1996 Stock Plan.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 2, 1998 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.


                                                  SHARES BENEFICIALLY OWNED (1)

NAME OF BENEFICIAL OWNER(1)                       NUMBER             PERCENTAGE
---------------------------                       ------             ----------

Attiazaz "Bob" Din(2) . . . . . . . . . . . .        765,286             12.9%
Naureen Din(2). . . . . . . . . . . . . . . .        726,952             12.3
Zubair Ahmed(3) . . . . . . . . . . . . . . .        935,496             15.9
Mark Briggs(4). . . . . . . . . . . . . . . .          9,667              *
Verdell Garroutte(5). . . . . . . . . . . . .         14,500              *
Susan Bailey(6) . . . . . . . . . . . . . . .        187,334              3.1

Stephen Cordial(7). . . . . . . . . . . . . .         25,000              *
Javed Latif(8). . . . . . . . . . . . . . . .         88,034              1.5
Kevin Schatzle(9) . . . . . . . . . . . . . .         87,734              1.5
Ellis Posner(10). . . . . . . . . . . . . . .         26,166              *
Robert Mercer(11) . . . . . . . . . . . . . .         11,000              *
Ali Mohyuddin Din(12) . . . . . . . . . . . .        311,551              5.3
Mediha M. Din(12) . . . . . . . . . . . . . .        311,551              5.3
All executive officers and directors as a
 group (11 persons)(13) . . . . . . . . . . .      2,877,169             45.3

-----------------------
*   Less than 1%.

     (1) Applicable percentage of ownership at September 2, 1998, is based upon 5,899,407 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of September 2, 1998 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

     (2) Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other's shares of Common Stock. Does not include 311,551 shares of Common Stock owned of record by Mediha Din, Mr. and Mrs. Din's minor child. The address of Mr. and Mrs. Din is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245. Mr. and Mrs. Din have each disclaimed beneficial ownership in each other's shares. Mr. Din's shares include 33,334 shares issuable pursuant to currently exercisable options.

     (3) The address of such stockholder is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

     (4) Includes 1,667 shares issuable pursuant to currently exercisable options.

     (5) Includes 10,000 shares issuable pursuant to currently exercisable options.

     (6) Includes 183,334 shares issuable pursuant to currently exercisable options.

     (7) Includes 25,000 shares issuable pursuant to currently exercisable options.

     (8) Includes 83,334 shares issuable pursuant to currently exercisable options.

     (9) Includes 83,334 shares issuable pursuant to currently exercisable options.

     (10) Includes 21,666 shares issuable pursuant to currently exercisable options.

     (11) Includes 10,000 shares issuable pursuant to currently exercisable options.

     (12) Ali Mohyuddin Din and Mediha M. Din are the children of Bob and Naureen Din. The address of such stockholders is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

     (13) Includes 451,669 shares issuable pursuant to currently exercisable options.

                               EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the cash compensation paid or accrued to the most highly compensated executive officers of the Company (the "Named Executive Officers"), whose total annual salary and bonus exceeded $100,000 for the fiscal years ended September 30, 1997, 1996 and 1995.




                                                                                                   LONG TERM
                                                                                              COMPENSATION AWARDS
                                                                    ANNUAL COMPENSATION(1)  ----------------------
                                                       FISCAL       ----------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR        SALARY          BONUS        OPTIONS (#)
---------------------------                             ----        ------          -----        -----------

Attiazaz "Bob" Din. . . . . . . . . . . . . . . . . .   1997       $437,500       $202,864(2)      50,000
  Chairman of the Board and                             1996        381,280             --
  Chief Executive Officer                               1995        231,000         22,250

Susan Bailey(3) . . . . . . . . . . . . . . . . . . .   1997        $20,833             --        275,000
  President

Javed Latif . . . . . . . . . . . . . . . . . . . . .   1997       $151,000       $ 81,001(4)      50,000
  Executive Vice President                              1996        125,833        126,300         50,000
                                                        1995        168,500         22,160             --

Kevin Schatzle. . . . . . . . . . . . . . . . . . . .   1997       $150,000       $689,860(5)      50,000
  Senior Vice President                                 1996        142,500        190,330         50,000
                                                        1995        178,000             --             --

Ellis Posner. . . . . . . . . . . . . . . . . . . . .   1997       $123,000       $106,094(6)      10,000
  Senior Vice President of Sales                        1996        120,000         62,515         15,000
                                                        1995        122,000          8,339             --


-----------------
(1) Does not include the value of prerequisites and other personal benefits granted to the Named Executive Officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.
(2) Consists of a pro-rated bonus payment (accrued from April 1, 1997) payable pursuant to an April 1997 amendment to Mr. Din's employment agreement. See " Employment Agreements."
(3)  Ms. Bailey was hired as the President of the Company in September 1997.
     See " Employment Agreements" for a description of the terms of the employment agreement between the Company and Ms. Bailey.
(4) Consists of a pro-rated bonus payment (accrued from July 1, 1997) payable pursuant to the establishment of a bonus plan for Mr. Latif in May 1997.
(5)  Includes $627,860 of sales commission payments.
(6) Consists of a bonus payment payable pursuant to Mr. Posner's employment agreement in effect for fiscal 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted to the Named Executive Officers during fiscal 1997:



                                                INDIVIDUAL GRANTS
                                --------------------------------------------------
                                              PERCENT OF
                                                 TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                    NUMBER      OPTIONS                                ASSUMED ANNUAL RATES OF
                                OF SECURITIES GRANTED TO                             STOCK PRICE APPRECIATION FOR
                                 UNDERLYING    EMPLOYEES                                     OPTION TERM
                                   OPTIONS      IN LAST       EXERCISE   EXPIRATION  -----------------------------
     NAME                          GRANTED    FISCAL YEAR      PRICE        DATE           5%              10%
     ----                          -------    -----------      -----        ----     ------------     ------------
Attiazaz "Bob" Din. . . . . . . . 50,000         9.3         $ 10.45        5/02     $   144,357       $   318,991
Susan Bailey. . . . . . . . . . .275,000        51.2           14.38        9/07       2,486,099         6,302,454
Javed Latif . . . . . . . . . . . 50,000         9.3            9.50        5/07         298,725           757,028
Kevin Schatzle. . . . . . . . . . 50,000         9.3            9.50        5/07         298,725           757,028
Ellis Posner. . . . . . . . . . . 10,000         1.9            9.50        5/07          59,745           151,406


FISCAL 1997 YEAR-END OPTION VALUES

                                        NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT                    IN-THE-MONEY
                                               FISCAL YEAR END               OPTIONS AT FISCAL YEAR END(1)
                                     -----------------------------------    --------------------------------
     NAME                            EXERCISABLE       UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
     ----                            -----------       -------------        -----------        -------------

Attiazaz "Bob" Din. . . . . . . . .    16,667              33,333            $191,621          $  383,330
Susan Bailey. . . . . . . . . . . .        --             275,000                  --          $3,954,000
Javed Latif . . . . . . . . . . . .    50,000              50,000            $678,347            $626,653
Kevin Schatzle. . . . . . . . . . .    50,000              50,000            $678,347            $626,653
Ellis Posner. . . . . . . . . . . .    13,333              11,667            $178,995            $147,005


(1) Based on a per share price of $19.86, the closing price of the Common Stock as reported on the Nasdaq National Market on September 30, 1997.

STOCK OPTION AND PURCHASE PLANS

1996 STOCK PLAN

     The En Pointe Technologies, Inc. 1996 Stock Incentive Plan (the "1996 Stock Plan") was adopted by the Company's Board of Directors and stockholders in March 1996 and provides for the granting of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory options and rights to purchase Common Stock. Incentive stock options may be granted only to employees of the Company and its subsidiaries. Nonstatutory options and rights to purchase Common Stock may be granted to employees and consultants to the Company and its subsidiaries. A participant may not receive a grant of an option for or the right to purchase more than 275,000 shares of Common Stock in any calendar year period. As amended, the 1996 Stock Plan authorizes up to 1,260,000 shares of the Company's Common Stock for issuance. If options or rights to purchase are forfeited or any shares of Common Stock are required by the Company pursuant to an option or right to purchase agreement, those shares are again available for grant under the 1996 Stock Plan. The 1996 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which has sole discretion and authority, consistent with the provisions of the 1996 Stock Plan, to determine which eligible participants will receive options and/or purchase rights, the time when options and/or purchase rights will be granted, the terms of options and/or purchase granted and the number of shares which will be subject to options and/or purchase rights granted under the 1996 Stock Plan. However, there is a formula grant to non-employee directors. As of September 2, 1998 there were 1,013,621 options outstanding under the 1996 Stock Plan. Of the outstanding options, 489,079 were exercisable as of September 2, 1998.

     The exercise price of incentive stock options is determined by the Compensation Committee, but which must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonstatutory options shall have such exercise price as determined by the Compensation Committee, but which shall not be less than 80% of the fair market value per share of Common Stock on the date the option is granted. The Compensation Committee has the authority to determine the time or times at which options granted under the 1996 Stock Plan become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to holders of incentive stock options who own at least 10% of the outstanding Common Stock). Options and purchase rights are nontransferable, other than upon death by will or the laws of descent and distribution.

     A right to purchase Common Stock gives the offeree the right to purchase a number of shares of Common Stock for a period and at a price (which may be less than fair market value) all as determined by the Compensation Committee, and subject to such other terms, conditions and restrictions as are established by the Compensation Committee and set forth in the applicable stock purchase agreement. As of September 2, 1998, no rights to purchase Common Stock had been granted under the 1996 Stock Plan.

     In the event of a "change in control" of the Company, all outstanding options and rights to purchase Common Stock will become fully vested and immediately exercisable. A change in control means generally (i) the acquisition by a person or group of more than 50% of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the survivor, (iii) the sale or disposition of substantially all of the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) or reverse merger in which more than 50% of the combined voting power of the Company's outstanding securities are transferred.

     The Board of Directors may, in its discretion, amend or terminate the 1996 Stock Plan. However, no amendment or termination may adversely affect a participant's rights as to prior grants. The Plan shall terminate in any event on March 1, 2006.

EMPLOYEE STOCK PURCHASE PLAN

     The En Pointe Technologies, Inc. Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and stockholders in March 1996, covering an aggregate of 250,000 shares of Common Stock. The Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code, will be implemented by six-month offerings with purchases occurring at six-month intervals. The Purchase Plan is administered by the Compensation Committee. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week, are customarily engaged for more than five months per calendar year and if they have been employed by the Company or a designated subsidiary for at least 90 days. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 20% of an employee's annual compensation. The maximum number of shares of Common Stock that an employee may purchase during any offering period is 2,500 and during any calendar year is $25,000 (determined using the fair market value at the grant date). The price of Common Stock purchased under the Purchase Plan will be 85% of the lower of the fair market value of the Common Stock at the beginning of the six-month offering period or the applicable purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically upon termination of employment. The Board of Directors may at any time amend or terminate the Purchase Plan, except that no such amendment or termination may adversely affect shares previously purchased under the Purchase Plan, and amendments which (i) increase the number of shares that may be issued under the Plan, (ii) materially modify eligibility requirements or (iii) materially increase the benefits accruing to participants, must have stockholder approval. The Purchase Plan will terminate on October 31, 2006.

EMPLOYMENT AGREEMENTS

     Mr. Din's employment agreement with the Company was originally entered into as of March 1, 1996, and was amended in April 1997. This agreement provides for an annual base salary of $500,000, plus, beginning in April 1997, a bonus equal to 3.5% of the Company's pre-tax net income (if $4.5 million or greater) and terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the Company gives a notice of non-renewal or termination. Upon termination of Mr. Din's employment agreement by the Company for reason other than "cause", as defined in the employment agreement, or by Mr. Din for "good reason", as defined in the employment agreement, Mr. Din will be entitled to receive, as severance pay, guaranteed monthly salary payments in the amount of Mr. Din's current salary for a period of five years, plus the payment of certain additional benefits, such as health insurance for the same term. However, Mr. Din's agreement prohibits him from competing with the Company for five years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 50,000 shares or more of the Company's Common Stock offered by him or his wife for sale, if offered for sale other than pursuant to an over-the-counter or exchange transaction. Mr. Din's agreement also contains confidentiality, intellectual property rights and dispute resolution provisions.

     In fiscal 1996, the Company entered into employment agreements with each of Javed Latif and Kevin Schatzle. Each of these agreements has a five-year term ending in 2001, with an automatic three-year extension. Mr. Latif's and Mr. Schatzle's agreements provide for annual base salaries of $151,000 and $150,000, respectively. Mr. Schatzle receives an additional 10% of the applicable GMD as commission on all business generated from the IBM account and the Northrop Grumman account. Beginning in April 1997, Mr. Latif became entitled to a quarterly bonus equal to 2.5% of the Company's pre-tax net income in that quarter beginning on July 1, 1997. In addition, each of Mr. Latif and Mr. Schatzle is entitled to receive a minimum of four weeks annual vacation, an automobile allowance of at least $1,500 per month as well as medical and disability insurance. The Board of Directors may also, at its discretion, award each of Mr. Latif and Mr. Schatzle a bonus, with such bonus to be paid consistent with executive bonus programs of the Company, if any, in existence during any of Mr. Latif's or Mr. Schatzle's period of employment with the Company. These agreements also provide for severance payments consisting of twelve months' salary in the event that the Company terminates either of Mr. Latif's or Mr. Schatzle's employment without "cause" (as defined in each of Mr. Latif's or Mr. Schatzle's employment agreement) or if either of Mr. Latif or Mr. Schatzle terminates his employment with the Company for "good reason" (as defined in each of Mr. Latif's and Mr. Schatzle's employment agreement). These agreements may be terminated by the Company with or without "cause." These agreements contain additional provisions regarding benefits and dispute resolution.

     In September 1997, the Company entered into an employment agreement with Susan Bailey, the Company's President. Ms. Bailey's agreement provides for an annual base salary of $250,000. In addition, Ms. Bailey is entitled to a bonus of $31,250 per fiscal quarter in which the Company meets or exceeds certain financial targets. In addition, Ms. Bailey is entitled to four weeks paid vacation per year, an accountable expense allowance, an automobile allowance not to exceed $1,500 per month, and certain other employee benefits, such as medical and disability insurance. Ms. Bailey is entitled to a guaranteed quarterly bonus of $25,000 per quarter for the first and second fiscal quarters of her employment with the Company. Ms. Bailey was also granted a stock option to purchase 275,000 shares of Common Stock at an exercise price of $14.38, which was the fair market value of the Common Stock on September 2, 1997, the date the option was granted. Ms. Bailey's option becomes exercisable with respect to one-third (1/3) of the shares subject to such option on December 2, 1997, one-third (1/3) of the shares on June 2, 1998 and one-third (1/3) of the shares on December 2, 1999. Ms. Bailey's employment agreement is scheduled to terminate on September 2, 2000. The agreement may be terminated by the Company with or without "cause" by written notice of the Company. In the event the Company terminates her employment without "cause" or if Ms. Bailey terminates her agreement for "good reason," the Company shall pay a cash severance payment equal to eighteen (18) months' total base salary. Under the terms of the agreement, Ms. Bailey is prohibited from competing with the Company for a period of eighteen (18) months following the date of her termination. The agreement contains additional provisions regarding benefits and dispute resolution.

     Effective October 1, 1997, the Company entered into an employment agreement with Ellis Posner, pursuant to which Mr. Posner is entitled to receive an annual salary of $149,000 plus a monthly draw of $7,583 against any bonus payable to Mr. Posner, an accountable expense allowance, an automobile allowance of $1,000 per month, up to three weeks of paid vacation per year and certain other employee benefits such as medical and disability insurance. Mr. Posner is entitled to a quarterly bonus based upon the number of new sales offices opened each quarter, a guaranteed quarterly bonus of $25,000 and a quarterly bonus based upon the Company meeting certain revenue targets. Mr. Posner's employment agreement is scheduled to terminate on October 1, 2000. The agreement may be terminated by the Company with or without "cause" by written notice of the Company. In the event the Company terminates his employment without "cause" or if Mr. Posner terminates his agreement for "good reason," the Company shall pay a cash severance payment equal to twelve (12) months' total base salary. Under the terms of the agreement, Mr. Posner is prohibited from competing with the Company for a period of twelve (12) months following the date of his termination. The agreement contains additional provisions regarding benefits and dispute resolution.

OTHER COMPENSATION ARRANGEMENTS

401(K) PLAN

     Effective as of July 1993, the Company adopted the En Pointe Technologies, Inc. Employee Savings Plan (the "401(k) Plan"), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee. However, the administrator of the 401(k) Plan has adopted a policy of limiting the contributions of employees whose annual total compensation is equal to or less than $66,000 up to 15% of total compensation, and limiting the contributions of employees whose annual total compensation is greater than $66,000 to up to 8% of total compensation that would otherwise be paid to the employee, in either case not to exceed $9,500 in 1997 (subject to adjustment annually as provided in the Code). The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully vested and nonforfeitable at all times.

DIRECTORS' COMPENSATION

     The Company's directors do not receive cash compensation for attendance at Board of Directors or committee meetings, but may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee during the fiscal year ended September 30, 1997 consisted of Mansoor Ijaz and Verdell Garroutte, neither of whom has served as an executive officer of the Company or any of its subsidiaries.


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

           AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE TOTAL
     NUMBER OF SHARES ISSUABLE UNDER THAT PLAN FROM 960,000 TO 1,260,000 SHARES

INTRODUCTION

     On July 21, 1998, the Board of Directors approved the Amendment to the 1996 Stock Plan, which amended the 1996 Stock Plan to increase the authorized number of shares of Common Stock issuable thereunder by 300,000 shares and to reserve the additional shares for issuance under the 1996 Stock Plan, bringing the total number of shares of Common Stock subject to the 1996 Stock Plan to 1,260,000.
On August 11, 1998, the holders of a majority of the outstanding shares of Common Stock approved the Amendment to the 1996 Stock Plan by means of written consent. Thus, the other stockholders are not required to vote on the approval of the Amendment to the 1996 Stock Plan.

     The following description of the 1996 Stock Plan is being provided for informational purposes only. Copies of the 1996 Stock Plan can be obtained by writing the Secretary, En Pointe Technologies, Inc., 100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

DESCRIPTION OF THE 1996 STOCK PLAN

     The 1996 Stock Plan, as amended, currently authorizes up to 1,260,000 shares of Common Stock for issuance under the terms of the 1996 Stock Plan, subject to adjustment in the number and kind of shares subject to the 1996 Stock Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1996 Stock Plan provides for grants of "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of September 10, 1998, approximately 585 persons were eligible to participate in the 1996 Stock Plan.

     The Compensation Committee of the Board of Directors administers the 1996 Stock Plan (the "Administrator"). The Administrator has the full power and authority to interpret the 1996 Stock Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1996 Stock Plan, and adopt, amend and rescind rules relating to the 1996 Stock Plan. The term of options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to a nonqualified stock option may not be less than 80% of the fair market value of a share of Common Stock at the time such option is granted. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1996 Stock Plan is 275,000. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1996 Stock Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair


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

market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1996 Stock Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

     Neither options nor Purchase Rights granted under the 1996 Stock Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

     The 1996 Stock Plan provides that each non-employee director of the Company shall automatically be granted a non-qualified option to purchase 5,000 shares of Common Stock upon his or her election and reelection to the Board of Directors so long as such reelection occurs at least twelve months after his or her initial election to the Board of Directors of the Company. The option price of such options shall be at 80% of the fair market value of the Common Stock on the date such director is elected or reelected, as the case may be, and shall become exercisable with respect to one-third (1/3) of the shares subject to such option three months after such election or reelection and the remaining one-third (1/3) of such shares twenty-seven (27) months after such election or reelection. The term of such options shall be ten years. The Board of Directors may alter, amend, suspend or terminate the 1996 Stock Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1996 Stock Plan will terminate on March 1, 2006.


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

     The following table contains information concerning certain stock options granted under the Company's 1996 Stock Plan during the fiscal year ended September 30, 1997:


                                                WEIGHTED
                                                 AVERAGE
                                             EXERCISE PRICE
  NAME AND POSITION                             ($/SHARE)       NUMBER OF SHARES
  -----------------                          --------------     ----------------
Attiazaz "Bob" Din. . . . . . . . . . . . . .    $10.45              50,000
Susan Bailey. . . . . . . . . . . . . . . . .    $14.38             275,000
Javed Latif . . . . . . . . . . . . . . . . .     $9.50              50,000
Kevin Schatzle. . . . . . . . . . . . . . . .     $9.50              50,000
Ellis Posner. . . . . . . . . . . . . . . . .     $9.50              10,000
All Current Executive Officers as a Group
 (6 persons). . . . . . . . . . . . . . . . .    $12.69             435,000
Non-Executive Director Group (4 persons). . .    $10.88              10,000
Non-Executive Officer Employee Group
 (428 persons). . . . . . . . . . . . . . . .     $9.50              71,600

----------------
* As of September 3, 1998, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $6.25 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     INCENTIVE STOCK OPTIONS. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain realized by an optionee upon the sale of stock issued upon exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the stock within two years after the date of grant of the option or within one year after the date of exercise. In such event the difference between the option exercise price and the and fair market value of the shares on the date of the optionee's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

     NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company will be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.


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

     PURCHASE RIGHTS. The receipt of restricted stock pursuant to a Purchase Right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a
Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of such shares on the date of purchase. If no
Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient's ownership rights vest (i.e., when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to
Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase date shall be deferred to six months from the date of purchase.

DISSENTER'S RIGHTS

     Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's increase of shares reserved for issuance pursuant to the 1996 Stock Plan.

                                   By Order of the Board of Directors

                                   Naureen Din
                                   Secretary

El Segundo, California
September 10, 1998


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